SHARE EXCHANGE AGREEMENT

By and Among

LEARNING QUEST TECHNOLOGIES, INC.,

COLOR MAN HOLDINGS LIMITED

and

JOYLINK HOLDINGS LIMITED

Dated as of February 8, 2008

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CMH SCHEDULES	20
LQTI SCHEDULES	21
EXHIBIT A	A-1
EXHIBIT B	B-1

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 8th day of February 2008, by and among LEARNING QUEST TECHNOLOGIES, INC., a Nevada corporation (“LQTI”), COLOR MAN HOLDINGS LIMITED, a limited company organized under the laws of the British Virgin Islands (“CMH”) and JOYLINK HOLDINGS LIMITED, a limited company organized under the laws of the British Virgin Islands (the “Stockholder”).

RECITALS:

WHEREAS, LQTI is a U.S. publicly held corporation organized under the laws of the State of Nevada with no significant operations;

WHEREAS, CMH is a privately held company organized under the laws of the British Virgin Islands;

WHEREAS, the Stockholder owns one hundred percent (100%) of the total issued and outstanding shares of capital stock of CMH (the “CMH Shares”);

WHEREAS, LQTI desires to acquire the CMH Shares in exchange for the issuance by LQTI to the Stockholder of Fifty-Four Million Four Hundred Thousand (54,400,000) shares of LQTI’s common stock on the terms and subject to the conditions set forth herein (the “Exchange”); and

WHEREAS, the parties hereto intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CMH

As an inducement to, and to obtain the reliance of LQTI, except as set forth in those schedules prepared by CMH which are attached and made a part hereto (the “CMH Schedules”), CMH hereby represents and warrants as of the date hereof (the “Closing Date”) as follows:

Section 1.01 Organization. CMH is a limited company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Item 1.01 of the CMH Schedules are complete and correct copies of the Certificate of Incorporation of CMH (or their equivalent) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CMH’s Certificate of Incorporation. CMH has taken all actions required by law, its Certificate of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. CMH has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Capitalization. The authorized capitalization of CMH consists of Fifty Thousand (50,000) ordinary shares of capital stock, par value $1.00 per share (“CMH Common Stock”), of which Ten (10) shares of CMH Common Stock are currently issued and outstanding. The issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. Other than Wise On China Limited, the wholly-owned and chief operating subsidiary of CMH (“WOC”), CMH does not have any subsidiaries or predecessor corporations, and does not own, beneficially or of record, any shares of any other corporation. WOC is an inactive holding company formed under the laws of Hong Kong and is the sole stockholder of Pingdingshan Pinglin Expressway Co., Ltd. (“Ping”), a company organized under the laws of the People’s Republic of China (the “PRC”) and doing business in the PRC as the chief operating subsidiary of WOC. As of the date of this Agreement, the Operations of Ping are the only operations of CMH. For the purposes hereinafter, the term “CMH” also includes WOC and Ping.

Section 1.04 Financial Statements.

(a) Included in Item 1.04 of the CMH Schedules are (i) the audited balance sheet of CMH as of June 30, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the period ended June 30, 2007 together with the notes to such statements and the opinion of K.P. Cheng & Company, independent certified public accountants. -

(b) Included in Item 1.04 of the CMH Schedules are: (i) the unaudited consolidated balance sheet of CMH as of September 30, 2007 and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the three (3) and six (6) months ended September 30, 2007, and all such financial statements have been reviewed by K.P. Cheng & Company, independent certified public accountants.

(c) All such financial statements have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) consistently applied throughout the periods involved. The CMH balance sheets are true and accurate and present fairly as of their respective dates the financial condition of CMH. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, CMH had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of CMH, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

(d) CMH has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable (if any).

(e) CMH has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) All of CMH’s assets are reflected on its financial statements, and, except as set forth in the CMH Schedules or the financial statements of CMH or the notes thereto, CMH has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning CMH set forth in this Agreement and in the CMH Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued shares of capital stock of CMH.

Section 1.07 Absence of Certain Changes or Events. Since September 30, 2007:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of CMH;

(b) CMH has not (i) amended its Certificate of Incorporation (or its equivalent); (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) CMH has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d) Litigation and Proceedings. Except as set forth in Item 1.07(d) of the CMH Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of CMH after reasonable investigation, threatened by or against CMH or affecting CMH or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CMH does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.08 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which CMH is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Item 1.08 of the CMH Schedules. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least Fifty Thousand Dollars ($50,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which CMH is a party or by which its properties are bound and which are material to the operations of CMH taken as a whole are valid and enforceable by CMH in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as included or described in the CMH Schedules or reflected in the most recent CMH balance sheet, CMH is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of CMH.

Section 1.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which CMH is a party or to which any of its assets, properties or operations are subject.

Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, CMH has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CMH or except to the extent that noncompliance would not result in the occurrence of any material liability for CMH.

Section 1.11 Approval of Agreement. The Sole Director of CMH has authorized the execution and delivery of this Agreement by CMH and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Stockholder that the Exchange be accepted by the Stockholder.

Section 1.12 Valid Obligation. This Agreement and all agreements and other documents executed by CMH in connection herewith constitute the valid and binding obligation of CMH, enforceable in accordance with its terms.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LQTI

As an inducement to, and to obtain the reliance of CMH and the Stockholder, except as set forth in those schedules prepared by LQTI which are attached and made a part hereto (the “LQTI Schedules”), LQTI represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. LQTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Item 2.01 of the LQTI Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of LQTI as in effect on the Closing Date. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of LQTI’s Articles of Incorporation or Bylaws. LQTI has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and LQTI has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. LQTI’s authorized capitalization as of the Closing Date consists of (a) One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.001 per share (“LQTI Common Stock”), of which 26,250,005 shares are issued and outstanding on the date immediately preceding the Closing Date and (b) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding on the date immediately preceding the Closing Date. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. LQTI does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) Included in Item 2.04 of the LQTI Schedules are (i) the audited balance sheets of LQTI as of December 31, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007, together with the notes to such statements and the opinion of HJ & Associates, L.L.C., independent certified public accountants with respect thereto.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The LQTI balance sheets are true and accurate and present fairly as of their respective dates the financial condition of LQTI. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, LQTI had no liabilities or obligations (absolute or contingent), which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of LQTI, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

(c) LQTI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d) LQTI has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from its inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e) All of LQTI’s assets are reflected on its financial statements, and, except as set forth in the LQTI Schedules or the financial statements of LQTI or the notes thereto, LQTI has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(f)  LQTI shall have no liabilities on the Closing Date.

Section 2.05 Information. The information concerning LQTI set forth in this Agreement and the LQTI Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of LQTI.

Section 2.07 Absence of Certain Changes or Events. Except as set forth in Item 2.07 of the LQTI Schedules, since December 31, 2007:

(a) There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of LQTI;

(b) LQTI has not (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) LQTI has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending, threatened by or against LQTI or affecting LQTI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. LQTI has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. Except as set forth in Item 2.09 of the LQTI Schedules:

(a) LQTI is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) LQTI is not a party to or bound by, and the properties of LQTI are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) LQTI is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of LQTI.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which LQTI is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. To the best of its knowledge, LQTI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Sole Director of LQTI has authorized the execution and delivery of this Agreement by LQTI and has approved this Agreement and the transactions contemplated hereby and will recommend to Fred Hall, the principal stockholder of LQTI (the “Principal Stockholder”), that the Exchange be accepted by the Principal Stockholder.

Section 2.13 Material Transactions or Affiliations. Except as set forth on Item 2.13 of the LQTI Schedules, there exists no contract, agreement or arrangement between LQTI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by LQTI to own beneficially, five percent (5%) or more of the issued and outstanding common stock of LQTI and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the Closing Date. Neither any officer, director, nor five percent (5%) stockholder of LQTI has, or has had since inception of LQTI, any known interest, direct or indirect, in any such transaction with LQTI which was material to the business of LQTI. LQTI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Bank Accounts; Power of Attorney. Set forth in Item 2.14 of the LQTI Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by LQTI within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of LQTI, (b) all safe deposit boxes and other similar custodial arrangements maintained by LQTI within the past twelve (12) months, (c) the check ledger for the last twelve (12) months and (d) the names of all persons holding powers of attorney from LQTI or who are otherwise authorized to act on behalf of LQTI with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by LQTI in connection herewith constitute the valid and binding obligation of LQTI, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 Filings. LQTI has timely filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.17 OTCBB. LQTI trades its common stock on the Over-The-Counter Bulletin Board (“OTCBB”) and meets all requirements to be listed on the OTCBB.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Stockholder, by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the CMH Shares, constituting all of the shares of capital stock, including voting power, of CMH. In exchange for the transfer of the CMH Shares by the Stockholder, LQTI shall issue to the Stockholder Fifty-Four Million Four Hundred Thousand (54,400,000) shares of LQTI Common Stock, which such shares shall represent sixty-eight percent (68%) of total number of issued and outstanding shares of LQTI Common Stock upon issuance. On the Closing Date, the Stockholder shall surrender its certificate or certificates representing the CMH Shares to LQTI or its registrar or transfer agent. Upon consummation of the transaction contemplated herein, all of the shares of capital stock of CMH shall be held by LQTI. Upon consummation of the transaction contemplated herein (including, but not limited to, the cancellation of the shares set forth in Section 4.05 herein below), there shall be Eighty Million (80,000,000) shares of LQTI Common Stock issued and outstanding.

Section 3.02 Anti-Dilution. The number of shares of LQTI Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the LQTI Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

Section 3.03 Closing Events. On the Closing Date, LQTI, CMH and the Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination. This Agreement may be terminated by the Board of Directors of CMH only in the event that LQTI or CMH do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant this Section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. LQTI and CMH will each afford to the officers and authorized representatives of the other full access to the properties, books and records of LQTI or CMH, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of LQTI or CMH, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. On or prior to the Closing Date, CMH shall deliver to LQTI the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of CMH now in the possession of CMH or its representatives. LQTI shall deliver to CMH the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of LQTI now in the possession of LQTI or its representatives.

Section 4.03 Third Party Consents and Certificates. LQTI and CMH hereby agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Principal Stockholder Approval. LQTI shall obtain shareholder approval of this Agreement from the Principal Stockholder of LQTI prior to the Closing Date.

Section 4.05 Cancellation of Shares Held By Principal Stockholder. Prior to the Closing Date, the Principal Stockholder shall cancel a total number of Six Hundred Fifty Thousand Five (650,005) shares of LQTI Common Stock.

Section 4.06 Payment. On the Closing Date, CMH shall pay to LQTI Thirty Thousand Dollars ($30,000) by wire transfer in immediately available funds for payment of all outstanding debt of LQTI and the costs associated with the cancellation of the Principal Stockholder’s shares in accordance with Section 4.05 herein above.

Section 4.07 Designation of Directors and Officers. On the Closing Date, Li Xipeng shall be appointed to serve as a director of LQTI. After compliance by LQTI with Rule 14F-1 promulgated under the Exchange Act, (a) Zhang Chunxian, Sun Jianhao, Huang Yuemin, Xu Huiqing, Li Changlai and Mu Xinjie shall be appointed to serve as Directors of LQTI, with Li Xipeng serving as Chairman of the Board, (b) Li Xepeng shall be appointed to serve as Chief Executive Officer of LQTI, (c) Lin Jie and Wu Lei shall be appointed to serve as Vice President of Operations and Vice President of Strategic Development, respectively, (d) Zhang Chunxian shall be appointed to serve as Chief Financial Officer of LQTI and (e) Fred Hall shall resign as Director and Sole Officer of LQTI.

Section 4.08 Indemnification.

(a) CMH hereby agrees to indemnify LQTI and each of the officers, agents and directors of LQTI as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the Closing Date.

(b) LQTI hereby agrees to indemnify CMH and each of the officers, agents, and directors of CMH and the Stockholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the Closing Date.

Section 4.09 The Acquisition of LQTI Common Stock. LQTI and CMH understand and agree that the consummation of this Agreement including the issuance of the LQTI Common Stock to the Stockholder in exchange for the CMH Common Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes. LQTI and CMH agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, the Stockholder shall execute and deliver to LQTI an Investment Representation Letter in substantially the form of Exhibit A attached hereto.

(b) In connection with the transactions contemplated by this Agreement, LQTI and CMH shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Stockholder resides unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such party to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, CMH, the Stockholder, and LQTI shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as CMH, the Stockholder or LQTI and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that a legal opinion will be provided to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF LQTI

The obligations of LQTI under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by CMH and the Stockholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). CMH shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CMH prior to or on the Closing Date. LQTI shall be furnished with a certificate, signed by a duly authorized executive officer of CMH and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate. LQTI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of CMH to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of CMH threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the CMH Schedules, by or against CMH, which might result in any material adverse change in any of the assets, properties, business, or operations of CMH.

Section 5.03 Good Standing. LQTI shall have received a certificate of good standing from CMH, dated as of a date within ten (10) days prior to the Closing Date certifying that CMH is in good standing as a limited company in the British Virgin Islands.

Section 5.04 Approval by Stockholder. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding CMH Common Stock, including voting power, of CMH, unless a lesser number is agreed to by LQTI.

Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of CMH after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07 Other Items.

(a) LQTI shall have received a list containing the names, addresses, and number of shares held by each holder of capital stock in CMH as of the Closing Date, certified by an executive officer of CMH as being true, complete and accurate;

(b) LQTI shall have received the payment contemplated in Section 4.06 herein; and

(c)  LQTI shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as LQTI may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CMH
AND THE STOCKHOLDER

The obligations of CMH and the Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by LQTI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. LQTI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by LQTI. Prior to or on the Closing Date, LQTI shall furnish to CMH a certificate signed by a duly authorized officer of LQTI and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer’s Certificate. CMH shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of LQTI, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of LQTI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the LQTI Schedules, by or against LQTI, which might result in any material adverse change in any of the assets, properties or operations of LQTI.

Section 6.03 Good Standing. CMH shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that LQTI is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of LQTI after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Legal Opinion. CMH shall have been furnished with a legal opinion from LQTI’s counsel in the form of Exhibit C hereto stating, among other things, that the transactions contemplated hereby are exempt from registration or qualification.

Section 6.07 Other Items. CMH shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as CMH may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. LQTI and CMH agree that, except as set out on Item 7.01 of the LQTI Schedule, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. LQTI and CMH each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York. Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to CMH, to:	Color Man Holdings Limited
Room 42, Fourth Floor
10 Ice House Street
Central, Hong Kong
Attention: SIU Choi Fat, Director of RCD (NOMINEE) LTD.
Facsimile: (852) 2845 0504

With copies to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP
            Wachovia Financial Center
200 South Biscayne Blvd., Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esq.
Telephone (305) 539-3300
Facsimile: (305) 358-7095

If toStockholder,to:	Joylink Holdings Limited
Room 42, Fourth Floor
10 Ice House Street
Central, Hong Kong

Attention: SIU Choi Fat, Sole Director
Facsimile: (852) 2845 0504

If to LQTI, to:	Learning Quest Technologies, Inc.
1065 West 1150 South, Provo, Utah 84601
Provo, Utah 84601
Attention: Fred Hall, Chief Executive Officer
Telephone: (801) 358-8591
Facsimile: [___________]

With copies to:	Cletha A. Walstrand
1322 W. Pachua Circle
Ivins, Utah 84738
Attention: Cletha A. Walstrand
Telephone: (435) 688-7317
Facsimile: (435) 688-7310

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Recitals. The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 7.09 Third Party Beneficiaries. This contract is strictly between LQTI, the Stockholder and CMH, and, except as specifically provided, no director, officer, stockholder (other than the Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.10 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of LQTI, the Stockholder and CMH will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby; provided, however, that upon the consummation of the Exchange, LQTI will not be responsible for the legal, accounting and other professional fees incurred by LQTI prior to the Closing Date in connection with the Exchange or an of the other transactions contemplated hereby.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.15 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Signature Page To Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

LEARNING QUEST TECHNOLOGIES, INC.

By:	/s/ Fred Hall
Name: Fred Hall
Title: Sole Officer

COLOR MAN HOLDINGS LIMITED

By:	RCD (NOMINEE) LTD.
Its:	Sole Director

By: /s/ Siu Choi Fat
Name: SIU CHOI FAT
Title: Director

The undersigned Stockholder of CMH hereby agrees to participate in the Exchange on the terms set forth above. Subject to Section 7.11 above, the undersigned hereby represents and affirms that it has read each of the representations and warranties of CMH set out in Article I hereof and that, to the best of its knowledge, all of such representations and warranties are true and correct.

JOYLINK HOLDINGS LIMITED

By:	/s/ Siu Choi Fat
Name: SIU Choi Fat
Title: Sole Director

CMH SCHEDULES

Item 1.01	Certificate of Incorporation (attached)
Item 1.04	Audited Financial Statements at June 30, 2007 (attached)
Unaudited Consolidated Financial Statements at September 30, 2007
Item 1.07(d)	Litigation and Proceedings:

Ping entered into an agreement to purchase land from Pingdingshan No.3 Cement Factory for $1,843,646. However, the Company was not informed that such land was pledged as collateral for loans tohe cement factory. Pingdingshan No. 3 Cement Company went bankrupt and the company that loaned the money then sued Ping for the loss of the collateral. On July 13, 2006, judgment was made by the Henan Pingdingshan Intermediary Court in which Ping was required to pay to the lending company $485,851. The amount was paid in August 2006 and recorded as other expense in the statement of income (loss) for the year ended June 30, 2007. Ping is appealing the ruling to a higher court and the final judgment is pending.

On June 27, 2007, China railway No. 5 bureau, the constructor that won the bid in the Pinglin Expressway no.2 road connection project, was sued by the subcontractors Hujianting and Hefeiyue for postponing the commencement date of construction by more than ten (10) months. The total damage claimed in this case was $647,364, and Ping, as the 5th defendant, was brought into this case by the plaintiff. The case is currently ongoing and Ping believes the claims against them are without substance and they plan to vigorously defend themselves. As such, there is no contingency accrual for this case at June 30, 2007.

In the normal course of business, we are named as defendant in lawsuits in which claims are asserted against us. In our opinion, the liabilities, if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on our financial position, results of operations or cash flows. As of the date hereof, there is no outstanding litigation with Learning Quest.

Item 1.08  Material Contracts:

Chartered Rights Agreement on Pingdingshan-Linru Expressway Project, dated April 10, 2003, by and between Pingdingshan Pinglin Expressway Co., Ltd. and Pingdingshan Bureau of Communications

Loan Contract of the Year 2004, dated December 28, 2004, by and between the China Development Bank and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Contract of the Fixed Assets (No. YBZ No. 0054, 2005), dated July 29, 2005, by and between The Pingdingshan Branch of Industrial and Commerical Bank of China and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Contract, dated February 25, 2005, by and between the Agricultural Bank of China, Xinhua Branch of Pingdingshan City and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Contract of the Year 2007, dated September 28, 2007, by and between the China Development Bank and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Contract, dated June 7, 2005, by and between the Agricultural Bank of China, Xinhua Branch of Pingdingshan City and Pingdingshan Pinglin Expressway Co., Ltd.

General Loan Contract, dated November 29, 2004, by and between the China Development Bank and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Contract of the Fixed Assets (No. YBZ No. 0051, 2005), dated July 29, 2005, by and between The Pingdingshan Branch of Industrial and Commerical Bank of China and Pingdingshan Pinglin Expressway Co., Ltd.

LQTI SCHEDULES

Item 2.01	Articles of Incorporation and Bylaws
Item 2.04	Audited Financial Statements at December 31, 2007
Item 2.07	Absence of Certain Changes or Events:

On January 22, 2008, the Company completed a dividend distribution to its shareholders of record as of January 18, 2008 in the amount equal to 5% (1,250,005 shares) of the then issued and outstanding common stock.  Following the dividend distribution, the Company has 26,250,005 shares of common stock issued and outstanding.

Item 2.09	Material Contracts
Item 2.13	Material Transactions or Affiliations
Item 2.14	Bank Accounts; Powers of Attorney
Item 7.01	Brokers

EXHIBIT A

FORM OF INVESTMENT LETTER

Learning Quest Technologies, Inc.

Re:  Purchase of shares of Common Stock of Learning Quest Technologies, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of shares of common stock of Learning Quest Technologies, Inc. (“Securities”), the undersigned represents that the securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (“Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. As calculated in accordance with rule 144(b), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. As calculated in accordance with rule 144(k), sales of the Securities in reliance on rule 144 can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

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Learning Quest Technologies, Inc.
Page Two

The undersigned acknowledges that the securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under Section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the securities in the absence of compliance with rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the U.S. Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:

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EXHIBIT B

[FORM OF LEGAL OPINION]

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